Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the foregoing Amendment No. 5 to Schedule 13G, dated February 13, 2015, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

Date: February 13, 2015

PRESCOTT General partners LLC

/s/ Scott J. Vassalluzzo

Name: Scott J. Vassalluzzo

Title: Managing Member

PRESCOTT ASSOCIATES L.P.

By: Prescott General Partners LLC

Its: General Partner

/s/ Scott J. Vassalluzzo

Name: Scott J. Vassalluzzo

Title: Managing Member

/s/ Thomas W. Smith ________________

Thomas W. Smith

/s/ Scott J. Vassalluzzo

Scott J. Vassalluzzo

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